Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Announces Third Quarter 2022 Financial Results

Partner Solutions revenue thwarted by economic headwinds and ongoing supply chain issues

Seattle, WA – November 10, 2022 – Bsquare Corporation (NASDAQ: BSQR) today announced financial results for the third quarter of 2022. Total revenue was $8.4 million, a decrease of $2.0 million or 19% compared to the second quarter of 2022. Gross profit decreased $0.5 million quarter-over-quarter while operating expenses were flat. Loss from operations was $1.2 million, which was $0.5 million more than the second quarter operating loss.

“The revenue decline was disappointing as it disrupted a two-quarter trend of improvement. Our Partner Solutions customers cite supply chain issues and the looming recession as reasons for decreased ordering,” said Ralph C. Derrickson, President and CEO of Bsquare.

“We are shifting our planning priorities for 2023 to achieve breakeven business operations. We will continue to invest carefully to drive organic growth, but the timing and amount will be subject to both the business opportunity and our financial results, preserving our strong balance sheet for strategic alternatives,” added Derrickson.

During the quarter, the Company invested $22.1 million in treasury bills to take advantage of rising interest rates. Approximately $11.4 million of the investment had a maturity of less than 90 days as of September 30, 2022 and is classified as a cash equivalent on the balance sheet. The remaining investment of $10.7 million had a maturity of just over 90 days and is classified as a short-term investment. Cash, cash equivalents, restricted cash and short-term investments totaled $37.1 million at September 30, 2022, a decrease of $3.0 million since December 31, 2021.

Third Quarter 2022 Results Compared to Second Quarter 2022

•	Revenue for the quarter was $8.4 million, a decrease of $2.0 million or 19%. Partner Solutions revenue decreased $1.8 million and Edge to Cloud revenue decreased $0.2 million.

•	Gross profit decreased $0.5 million compared to the second quarter. Partner Solutions gross profit decreased $0.3 million while Edge to Cloud gross profit decreased by $0.2 million. The bulk of the difference was a favorable revenue recognition event that occurred in the second quarter. We believe that Edge to Cloud revenue will stabilize at third quarter levels.

•	Total operating expenses for the quarter were $2.3 million, which was flat to the prior quarter.

•	Loss from operations for the quarter was $1.2 million compared to the second quarter loss from operations of $0.7 million. Net loss for the quarter was $1.1 million, or $0.05 per diluted share, which was more than the second quarter net loss of $0.6 million, or $0.03 per diluted share.

•	Cash, cash equivalents, restricted cash and short-term investments totaled $37.1 million on September 30, 2022, a decrease of $3.0 million compared to December 31, 2021. The cash use was driven by operations.

Details as follows (unaudited, in thousands except percentages and per share amounts):

	Three Months Ended
	September 30, 2022	June 30, 2022	Quarter-over-Quarter Change	September 30, 2021	Year-over-Year Change
Revenue:
Partner Solutions	$7,557	$9,353	$(1,796)	$9,638	$(2,081)
Edge to Cloud	849	1,041	(192)	1,008	(159)
Total revenue	8,406	10,394	(1,988)	10,646	(2,240)
Total gross profit	$1,135	$1,599	$(464)	$1,328	$(193)
Gross margin (1):
Partner Solutions	13%	13%	—	12%	1.0
Edge to Cloud	18%	34%	(16.0)	18%	—
Total gross margin	14%	15%	(2)	13%	1.0
Total operating expenses	$2,289	$2,278	$11	$2,194	$95
Net loss	(1,125)	(625)	(500)	(895)	(230)
Per basic and diluted share	(0.05)	(0.03)	(0.02)	(0.05)	—
Cash, cash equivalents and restricted cash	$26,386	$37,845	$(11,459)	$41,367	$(14,981)

Notes:

(1)	Quarter-over-quarter change and year-over-year change represent percentage point change.

Third Quarter 2022 Results Compared to Third Quarter 2021

•	Compared to the third quarter of 2021, total revenue decreased by $2.2 million. Partner Solutions revenue decreased $2.1 million while Edge to Cloud revenue decreased $0.2 million.

•	Gross profit decreased $0.2 million driven by the Partner Solutions segment.

•	Total operating expenses for the quarter were $2.3 million, an increase of $0.1 million compared to the third quarter of 2021.

•	Loss from operations for the quarter was $1.2 million, an increase of $0.3 million compared to the third quarter of 2021. Net loss for the quarter was $1.1 million, or $0.05 per diluted share, compared to a net loss of $0.9 million, or $0.05 per diluted share, in the third quarter of 2021.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Bsquare Schedules 2023 Shareholder Meeting

The Company has scheduled its 2023 annual meeting of shareholders (the “2023 Annual Meeting”) to be held on June 15, 2023 at 10:00 a.m. Pacific Time. The 2023 Annual Meeting will be held at the Company’s headquarters, 1415 Western Avenue, Suite 700, Seattle, Washington 98101.

Conference Call

Management will host a conference call today, November 10, 2022 at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-888-882-4478 or 1-856-344-9299 for international callers, and reference "Bsquare Corporation Third Quarter 2022 Earnings Conference Call."

A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 4674311. A live and replay webcast of the call will be available at www.bsquare.com in the investor relations section.

About Bsquare Corporation

Bsquare helps companies build connected products that participate intelligently in their own security, deployment, operation, and management, allowing our customers to realize the full potential of a connected world. We have extensive experience designing with Windows, Linux, Android, and other embedded operating systems and now operate IoT networks ranging in size from 50,000 to more than 1 million devices for our customers. Our technology is powering devices that help people be productive, enhance quality of life, and preserve the resources of our planet. Bsquare serves a global customer base from offices in Seattle, WA, and the United Kingdom. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "continue," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, express or implied statements we make regarding the stability of our business, expected improvements to our IoT and software offerings, expected operating results in future periods, such as anticipated revenue, gross margins, profitability, cash and investments, and regarding strategies for customer retention, growth, new product and service developments, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; the ongoing impact of COVID-19 on our business and on our customers and vendors; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare and Investor Contact:
Christopher Wheaton
Bsquare Corporation, Chief Financial and Operating Officer
+1 425.519.5900
investorrelations@bsquare.com

Bsquare and the Bsquare Logo are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$26,165	$39,529
Restricted cash	221	557
Short-term investments	10,677	—
Accounts receivable, net of allowance for doubtful accounts of $50 at September 30, 2022 and December 31, 2021	4,614	4,914
Contract assets	51	46
Prepaid expenses and other current assets	551	364
Total current assets	42,279	45,410
Property and equipment, net of accumulated depreciation	821	726
Right-of-use lease assets, net	1,340	1,598
Other non-current assets	24	24
Total assets	$44,464	$47,758
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$5,053	$4,628
Accounts payable	329	426
Accrued compensation	379	502
Other accrued expenses	191	219
Deferred revenue	346	944
Operating lease	351	357
Total current liabilities	6,649	7,076
Deferred revenue, long-term	43	194
Operating lease, long-term	1,107	1,363

Shareholders' equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized: 20,493,827 and 20,374,406 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	172,637	172,397
Accumulated other comprehensive loss	(1,086)	(1,024)
Accumulated deficit	(134,886)	(132,248)
Total shareholders' equity	36,665	39,125
Total liabilities and shareholders' equity	$44,464	$47,758

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Partner Solutions	$7,557	$9,638	$26,042	$28,393
Edge to Cloud	849	1,008	2,490	2,896
Total revenue	8,406	10,646	28,532	31,289
Cost of revenue:
Partner Solutions	6,574	8,491	22,232	24,528
Edge to Cloud	697	827	2,083	2,648
Total cost of revenue	7,271	9,318	24,315	27,176
Gross profit	1,135	1,328	4,217	4,113
Operating expenses:
Selling, general and administrative	2,030	1,786	6,195	6,209
Research and development	259	408	776	941
Total operating expenses	2,289	2,194	6,971	7,150
Loss from operations	(1,154)	(866)	(2,754)	(3,037)
Other income (expense), net	29	(29)	116	1,575
Loss before income taxes	(1,125)	(895)	(2,638)	(1,462)
Income taxes	—	—	—	—
Net loss	$(1,125)	$(895)	$(2,638)	$(1,462)
Basic and diluted loss per share	$(0.05)	$(0.05)	$(0.13)	$(0.09)
Shares used in per share calculations:
Basic and diluted	20,470	19,603	20,441	15,419

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999